UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    September 27, 2018

Commission File Number: 0-24260

Amedisys, Inc.

(Exact name of registrant as specified in charter)

Delaware	11-3131700
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3854 American Way, Suite A, Baton Rouge, LA 70816

(Address of principal executive offices, including zip code)

(225) 292-2031 or (800) 467-2662

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2018, Amedisys, Inc. (the “Company”) entered into an Amended and Restated Employment Agreement with Paul B. Kusserow, the Company’s President and Chief Executive Officer (the “Amended and Restated Employment Agreement”). The Amended and Restated Employment Agreement amends, restates and supersedes the Employment Agreement among the Company, Amedisys Holding, L.L.C. and Mr. Kusserow dated December 11, 2014 (the “Prior Employment Agreement”). The Amended and Restated Employment Agreement will expire on December 16, 2021, unless further extended or sooner terminated in accordance with the terms thereof (the “Term”). The Amended and Restated Employment Agreement contains substantially the same terms as the Prior Employment Agreement, except as described herein.

Pursuant to the terms of the Amended and Restated Employment Agreement, Mr. Kusserow is entitled to, among other things:

•	An annual base salary of not less than $900,000, subject to annual review for increase (but not decrease) by the Compensation Committee;

•

Participate in the Company’s annual (cash bonus) incentive plan, with threshold, target and maximum award opportunities approved from year to year by the Compensation Committee (the amount of target annual incentive approved by the Compensation Committee for any given year shall not be less than 25% of Mr. Kusserow’s current base salary; however, entitlement to and payment of an annual incentive bonus is subject to the approval of the Compensation Committee);

•	Equity awards as follows:

o

Subject to the approval of the Compensation Committee, on January 2, 2019, Mr. Kusserow will be granted (i) 36,819 time-based restricted stock units, (ii) time-based non-qualified stock options to purchase 80,602 shares of the Company’s common stock, and (iii) 73,638 performance-based restricted stock units (collectively, the “2019 Equity Awards”). The 2019 Equity Awards have an estimated grant value of $18 million, calculated as of September 27, 2018. It is the intention of the parties that the 2019 Equity Awards shall be the sole equity awards granted to Mr. Kusserow during the Term of the Amended and Restated Employment Agreement.

o

Both the time-based restricted stock units and the time-based non-qualified stock options will vest in one-third increments on the first through third anniversaries of the grant date, provided that with respect to the vesting date for the first two tranches, Mr. Kusserow has not incurred a termination of employment prior to such vesting date, and with respect to the third and final tranche, Mr. Kusserow has not incurred a termination of employment prior to December 16, 2021 (the end of the Term) (subject in each case to certain accelerated and pro-rated vesting provisions as provided in the Amended and Restated Employment Agreement). The exercise price of the stock options will be the closing price of the Company’s common stock on the date of grant, and the options will have a ten-year term. The performance-based restricted stock units shall vest, if at all, after the end of the Term, immediately upon the date of certification by the Compensation Committee of the 2021 tranche performance measure, based on the certification by the Compensation Committee of the achievement of identified financial and/or operational goals for each of fiscal years 2019 through 2021, respectively, provided that Mr. Kusserow has not incurred a termination of employment prior to the end of the Term (subject to certain accelerated and pro-rated vesting provisions as provided in the Amended and Restated Employment Agreement).

o

Unless Mr. Kusserow’s employment is terminated for Cause (as defined in the Amended and Restated Employment Agreement), he shall have until the earlier of (A) the expiration date of any option granted pursuant to the Amended and Restated Employment Agreement or (B) 90 days following termination of his employment in which to exercise any of such options that were vested as of the termination date. If his employment is terminated for Cause, there shall be no post-termination exercise period, and all vested and unvested options shall terminate immediately upon termination of employment.

o

If Mr. Kusserow’s employment is terminated by the Company without Cause or in the event Mr. Kusserow terminates his employment with the Company for Good Reason (as defined in the Amended and Restated Employment Agreement) or as a result of a relocation of Mr. Kusserow’s principal place of employment more than 50 miles from Nashville, Tennessee, in any such case within 24 months following a Change in Control (as defined in the Amended and Restated Employment Agreement), all time-based restricted stock units and stock options comprising the 2019 Equity Awards will automatically vest, and the performance-based restricted stock units will vest pro rata at target or actual performance (as applicable), or if the purchase price for the Company’s common stock in the Change in Control transaction exceeds $122.22, the Company’s closing stock price on September 27, 2018, then all performance-based restricted stock units will fully vest at actual or target level of performance (as applicable).

The Amended and Restated Employment Agreement also provides that Mr. Kusserow will be subject to customary non-compete and other restrictive covenants.

The above description of the terms of the Amended and Restated Employment Agreement is not complete and is qualified by reference to the complete document, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

SECTION 9—FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amended and Restated Employment Agreement, dated as of September 27, 2018, by and among Amedisys, Inc., Amedisys Holding, L.L.C. and Paul B. Kusserow

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDISYS, INC.

By:	/s/ Paul B. Kusserow
Paul B. Kusserow
President and Chief Executive Officer

DATE: October 3, 2018